UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 24, 2003

MISSION COMMUNITY BANCORP

(Exact name of Registrant as specified in its charter)

CALIFORNIA	333-12982	770559736
(State or other jurisdiction of incorporation)	(File Number)	(I.R.S. Employer Identification No.)

581 Higuera Street, San Luis Obispo, CA	93401
(Address of principal executive office)	(Zip Code)

(Former name or former address, if changed since last report)

Item 5.                     Other Events

On November 25, 2003, the Registrant’s Board of Directors declared a $0.10 per share cash dividend for holders of the Registrant’s Common Stock of record on December 8, 2003.  The dividend is payable on or about December 22, 2003.  The cash dividend applies to Preferred Shares issued, with Series A Preferred Stock receiving a $0.05 per share dividend and Series B Preferred Stock and Series C Preferred Stock receiving a $0.10 per share dividend.

Item 7.       Financial Statements and Exhibits

(a)	Financial Statements

Not applicable.

(b)	Pro Forma Financial Information

Not applicable

(c)	List of Exhibits

Number	Description
99.1	Press Release dated November 25, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 1, 2003	MISSION COMMUNITY BANCORP

	By:	/s/ WILLIAM C. DEMMIN
William C. Demmin Chief Financial Officer On behalf of Registrant and as a Principal Financial Officer